Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-284299, 333-280927, 333-275997 and 333-278006) on Form S-1, registration statements (Nos. 333-283420 and 333-279891) on Form S-3 and in the registration statements (Nos. 333-273549, 333-266176, 333-258310, 333-258311, 333-255007, and 333-221819) on Form S-8 of our report dated March 19, 2026 with respect to the financial statements of Mustang Bio, Inc.

/s/ KPMG LLP

Boston, Massachusetts
March 19, 2026